EXHIBIT 5

                                                              October 4, 2000


Puradyn Filter Technologies, Inc.
3020 High Ridge Road, Suite 100
Boynton Beach, FL 33426

         Re: Registration Statement on Form S-8; Puradyn Filter Technologies, Inc. the "Company") 1999 Stock Option Plan, as Amended

Gentlemen:

         This opinion is submitted pursuant to the applicable rules of the Securities and Exchange Commission ("Commission") with respect to the registration by the Company and the resale of an aggregate of 1,000,000 shares of Common Stock, $.001 par value per share of the Company (the "Shares"). The Shares may be sold pursuant to the above Registration Statement and the Company's 1999 Stock Option Plan, as Amended ("Plan"). The shares of Common Stock to be sold consist of 1,000,000 shares of Common Stock to be issued under various Common Stock purchase options (the "Options") granted pursuant to the Plan.

         In our capacity as counsel to the Company, we have examined the original, certified, conformed, photostat or other copies of the Company's Articles of Incorporation, By-Laws, the Plan and various other agreements and written options to officers, directors, key employees and consultants to the Company, corporate minutes provided to us by the Company and such other documents and instruments as we deemed necessary. In all such examinations, we have assumed the genuineness of all signatures on original documents, and the conformity to originals or certified documents of all copies submitted to us as conformed, photostat or other copies. In passing upon certain corporate records and documents of the Company, we have necessarily assumed the correctness and completeness of the statements made or included therein by the Company, and we express no opinion thereon.

         Subject to and in reliance upon the foregoing, we are of the opinion that the Shares to be issued upon exercise of the Options, when issued in accordance with the terms thereof, will be validly issued, fully paid and non-assessable.

         We hereby consent to the use of this opinion in the Registration Statement on Form S-8 to be filed with the Commission.

                                                   Very truly yours,

                                                   ATLAS PEARLMAN, P.A.

                                                   /s/ATLAS PEARLMAN, P.A.
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